Exhibit 10.1

AMERICAN STATES WATER COMPANY

2015 SHORT-TERM INCENTIVE PROGRAM

1.                                      Purpose of 2015 Short-Term Incentive Program

American States Water Company, a California corporation, (the “Corporation”) has adopted the American States Water Company Performance Incentive Plan (the “Plan”) to promote the success of the Corporation by (a) motivating executives selected to participate in the Plan to maximize the performance of the Corporation both from a financial perspective and in serving its customers and (b) rewarding them with cash Objective Bonuses directly related to such performance.  The Corporation’s board of directors recognizes that the ability of the Corporation and its subsidiaries to attract capital at a low cost is based on its financial performance and that the Corporation’s customers benefit through its ability to attract low cost capital.  This 2015 Short-Term Incentive Program (the “2015 STIP”) sets forth the names of the individuals selected to be Participants who are eligible to earn Objective Bonuses under the Plan for the 2015 calendar year and the applicable Business Criteria, Additional Objective Criteria, Performance Targets, and Payout Percentages for the 2015 calendar year.  The 2015 STIP also provides for Discretionary Bonuses, which when added to the Objective Bonuses under the Plan, equal the Aggregate Bonuses payable under the 2015 STIP for the 2015 calendar year.

2.                                      Term of 2015 STIP

The Performance Period covered by the 2015 STIP (the “Term”) began on January 1, 2015 and will end on December 31, 2015.

3.                                      Relationship to American States Water Company Performance Incentive Plan

The Objective Bonuses based on the Business Criteria payable under Awards granted under the 2015 STIP are granted under the authority of the Plan and are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee in accordance with the terms of the Plan, as such rules are in effect from time to time.  The Discretionary Bonuses and the Objective Bonuses based solely on satisfaction of the Additional Objective Criteria are granted under the general authority of the Compensation Committee to determine the compensation payable to Executives.

4.                                      Definitions

Capitalized terms used and not otherwise defined herein have the meanings set forth in the Plan.  In addition, the following phrases shall have the meanings specified below:

“Additional Objective Criteria” means Supplier Diversity Utilization-RU, OSHA Recordable Work Incidents-RU, Direct Construction Margin-ASUS, G&A Rate-ASUS, and Catalog Pricing-ASUS.

“Adjusted EPS - ASUS” means the EPS of ASUS for 2015 adjusted to remove the general office allocation to ASUS related to any transaction fees and/or gain or loss on sale recognized in the financial statements in 2015 associated with a sale of any of the Corporation’s business units or the acquisition of any new businesses.

“Adjusted EPS - AWR Consolidated” means the Corporation’s EPS for 2015 adjusted to remove 1) any write-offs associated with the CPUC’s 2014 procurement audit of GSWC arising out of the settlement of claims approved by the CPUC in December 2011 related to the capital projects contracting matter and 2) any transaction fees and/or gain or loss on sale recognized in the financial statements in 2015 associated with a sale of any of the Corporation’s business units or the acquisition of any new businesses.

“Adjusted EPS - Regulated Utilities” means the sum of the EPS of each of the Regulated Utilities for 2015 adjusted to remove 1) any write-offs associated with the CPUC’s 2014 procurement audit of GSWC arising out of the settlement of claims approved by the CPUC in December 2011 related to the capital projects contracting matter and 2) any transaction fees and/or gain or loss on sale recognized in the financial statements in 2015 associated with a sale of any of the Corporation’s business units or the acquisition of any new businesses.

“Aggregate Bonus” means the combination of a Participant’s Objective Bonus and his or her Discretionary Bonus.

“ASUS” means American States Utility Services, Inc., a California corporation, and wholly owned subsidiary of the Corporation, and its wholly owned subsidiaries.

“Award Agreement” means a written agreement setting forth the material terms and conditions of the Award as determined by the Committee consistent with the express limitations of the Plan and the 2015 STIP.

“Base Salary” means the Participant’s rate of annual base pay on the date the Committee approves the Business Criteria, the Additional Objective Criteria and Performance Targets.

“Board of Directors” means the Corporation’s board of directors.

“Budget” or “Budgeted” means in the case of Adjusted EPS for the Corporation, the Regulated Utilities or ASUS, as the case may be, the projected Adjusted EPS for 2015 as set forth in the Operating Budget and for Construction Revenues — ASUS, and Direct Construction Margin — ASUS, the amounts included for these metrics in the Operating Budget.

“Business Criteria” means Adjusted EPS-AWR Consolidated, Adjusted EPS- Regulated Utilities, Adjusted EPS-ASUS, Customer Complaints-RU, Customer Complaint Standards-RU, Capital Expenditures-RU, Construction Revenues-ASUS, SOX Deficiencies-RU, SOX Deficiencies-ASUS, Economic Value of Redeterminations-ASUS, and Satisfaction of Customers-Small Business Utilization (SBU)-ASUS.

“CAB” means the CPUC Consumer Affairs Branch.

“Capital Expenditures - RU” means the dollar amount of capital expenditures for 2015 for the Regulated Utilities.

“Catalog Pricing — ASUS” means the receipt by December 31, 2015 of a modification or written letter from a Contracting Officer adopting a catalog pricing approach for purposes of establishing prices charged for materials and services provided by a subsidiary on its military privatization contract.

“Construction Revenues — ASUS” — means the total revenues from the construction segment of ASUS during 2015 for the military bases served by subsidiaries of ASUS on December 31, 2014.

“Committee” means the Compensation Committee of the Board of Directors.

“CPUC” means the California Public Utilities Commission.

“Customer Complaint Standards - RU” means the number of complaints on all matters on GSWC received by CAB in 2015 divided by the average number of customers served by GSWC during 2015.

“Customer Complaints - RU” means the number of water quality, pressure, service, and leak complaints received from customers by GSWC divided by the average number of customers served by GSWC during 2015.

“Direct Construction Margin — ASUS” means a percentage determined by dividing construction revenue less direct and indirect construction costs (excluding General and Administrative costs) by construction revenue.

“Discretionary Bonus” means a bonus payable to a Participant based on that Participant’s Individual Performance Measures.

“Economic Value of Redeterminations - ASUS” means the monthly amount of operations and maintenance billings at December 31, 2015 completed as a result of price redeterminations, for the military bases served by subsidiaries of ASUS at December 31, 2014, which are projected to be completed during 2015.

“EPS” means fully diluted earnings per share as reported in the Corporation’s consolidated financial statements for 2015.

“G&A Rate — ASUS” means the General and Administrative (G&A) rate agreed to by the Defense Logistics Agency — Energy (DLA) for use by ASUS in New Capital Upgrade project proposals submitted to DLA during calendar 2015.

“GSWC” means Golden State Water Company, a California corporation and wholly owned subsidiary of the Corporation.

“Individual Performance Measures” means the criteria or goals utilized to determine the amounts of each Participant’s Discretionary Bonus.

“Objective Bonus” means a bonus based on the degree of achievement of the Performance Targets for the Business Criteria and for the Additional Objective Criteria.

“Operating Budget” means the Company’s operating budget for 2015 as presented to the Board of Directors at its January 26-27, 2015 meeting.

“OSHA Recordable Work Incidents - RU” means the number of work-related injuries and illnesses as reported on the OSHA Form 300 for GSWC.

“Payout Percentage” means the percentage of a Participant’s Target Aggregate Bonus that is payable based on the degree of satisfaction of a Performance Target or the Individual Performance Measures.

“Performance Measures” means the Business Criteria, the Additional Objective Criteria and Individual Performance Measures.

“Performance Target” means a specific goal established by the Committee with respect to the Business Criteria or the Additional Objective Criteria as set forth in Section 6.

“Regulated Utilities” means GSWC and any other utility acquired by the Corporation which is designated a “regulated utility” by the Committee.

“Satisfaction of Customers - Small Business Utilization (SBU) - ASUS” means the percentage of total expenditures incurred during 2015 by subsidiaries of ASUS with qualified small business vendors for the purpose of meeting the requirements of the U.S. government’s small business utilization program divided by the total expenditures incurred with all vendors.   Qualified vendors are 1) Service Disabled Veteran-owned, Small Business, 2) Veteran-owned Small Business, 3) Historically Underutilized Business Zones, 4) Women-owned small business, 5) Small Disadvantaged Business and 6) Small Business.

“SOX” means the Sarbanes-Oxley Act of 2002.

“SOX Deficiencies - ASUS” means the number of “control deficiencies” (each a “CD”), “significant deficiencies” (each an “SD”) and “material weaknesses” (each a “MW”) reported for ASUS in the independent auditor’s report for 2015 pursuant to Section 404 of SOX.

“SOX Deficiencies - RU” means the number of CDs, SDs and MWs reported for the Regulated Utilities in the independent auditor’s report for 2015 pursuant to Section 404 of SOX.

“Supplier Diversity Utilization - RU” means the percentage reported by GSWC to the CPUC annually by March 1 in its General Order 156 Compliance Filing.  The percentage is calculated by taking GSWC’s total procurement dollars for the reporting period with CPUC qualified women-owned, minority-owned, and disabled veteran-owned business enterprises divided by GSWC’s total procurement dollars (net of exclusions allowed under the General Order 156 Compliance Filing for the reporting period, such as payments for purchased water, purchased power, pump taxes, income taxes, franchise fees, and postage).

“Target Aggregate Bonus” means the amount of bonus that would be payable if each of the Performance Targets were met at the targeted level and the Participant’s Individual Performance Measures were met at the targeted level.

5.                                      Participation and Individual Awards

The individuals who have been selected as Participants in the 2015 STIP are set forth below together with the amount of their Target Aggregate Bonuses as a percentage of Base Salary:

	Participant	Target Aggregate Bonus
GSWC Officers

Administrative and General	Robert J. Sprowls	60.0%
	Eva G. Tang	30.5%
	Gladys M. Farrow	25.0%

Operations	Denise L. Kruger	30.5%
	Patrick R. Scanlon	25.0%
	William C. Gedney	25.0%
	Bryan K. Switzer (Keith)	25.0%

ASUS Officers

	James C. Cotton III	35.0%
	Granville R. Hodges, Jr. (Rusty)	25.0%
	James B. Gallagher	25.0%

For purposes of this 2015 STIP, the GSWC officers will be divided into (1) Administrative and General Officers and (2) Operations Officers.

The Corporation will enter into an Award Agreement with each Participant that (a) describes his or her Individual Performance Measures and sets forth his or her Target Aggregate Bonus, (b) sets forth his or her threshold, target and maximum Performance Targets and (c) incorporates the terms and conditions of the Plan and this 2015 STIP by reference.  The Target Aggregate Bonus amount set forth in each Participant’s Award Agreement shall represent the aggregate amount of up to three separate bonuses:  an Objective Bonus under the Plan, an Objective Bonus based on satisfaction of Additional Objective Criteria and a Discretionary Bonus.

6.                                      Performance Targets for Objective Bonuses

The threshold, target and maximum Performance Targets for the 2015 STIP are set forth in Exhibit A to this 2015 STIP.

7.                                      Determination of Participants’ Aggregate Bonuses

The Aggregate Bonus payable to each Participant shall be determined on the basis of the extent to which the Performance Targets for the Business Criteria, the Additional Objective Criteria and that Participant’s Individual Performance Measures are achieved.  The amount of Aggregate Bonus payable is equal to the amount of the Target Aggregate Bonus multiplied by the sum of the Payout Percentages for each of the Performance Measures as determined pursuant to the tables in (a) Section B of Exhibit A for Participants that are Administrative and General Officers employed by GSWC, (b) Section C for Participants that are Operations Officers employed by GSWC and (c) Section D for Participants employed by ASUS.

As soon as practicable following the end of the Term of the 2015 STIP and the completion of the independent auditor’s report for 2015, the Committee shall determine the extent to which the Performance Targets for the Business Criteria and Additional Objective Criteria are achieved and the extent to which the Individual Performance Measures are achieved, and determine the Payout Percentage for each of the Performance Measures.  In order for a Participant to receive any payment with respect to the Participant’s Discretionary Bonus, the Participant must meet the standards established for the Participant’s position, which standards shall be one of the components of the Participant’s Individual Performance Measures.  The determination of whether the standards established for the Participant’s position are achieved shall be made by the Committee, which (other than for the Company’s President and Chief Executive Officer) determination shall be based on the recommendations of the President and Chief Executive Officer or other direct supervisor of the Participant.

For levels of achievement between threshold and maximum, the Committee shall determine the Payout Percentage by interpolation.  Subject to Section 8 below, the Aggregate Bonus for each Participant shall be the sum of the Payout Percentages determined with respect to each Performance Measure multiplied by the amount of Participant’s Target Aggregate Bonus.

8.                                      Payment of Accounts

At the time the Committee makes the determinations described in Section 7, it shall certify, in accordance with Section 4.8 of the Plan, the amounts of the Objective Bonuses payable to Participants.  The Committee shall, at the same time, determine the amount of the Discretionary Bonus payable to Participants.  Payment of such bonuses (the Aggregate Bonuses) shall be made as soon as practicable following the Committee’s determination and certification, but in no event later than December 31, 2016.

Notwithstanding the foregoing, any Objective Bonus otherwise payable to any Participant under this 2015 STIP shall be subject to the adjustments, limitations (including the dollar limitation under Section 4.3 of the Plan), Committee’s discretionary authority to make downward adjustments and other terms and conditions set forth in the Plan.  Any Discretionary Bonus otherwise payable under this 2015 STIP shall be subject to any adjustments, limitations, upward or downward adjustments in amounts and any other terms or conditions that the Committee may impose in its sole discretion.

9.                                      Effect of Termination of Employment

Except as otherwise provided in an employment agreement, memorandum of understanding, other contract between a Participant and the Corporation or one of its

Subsidiaries, or by the Committee in its sole discretion, the bonuses payable under a Participant’s Award will be forfeited, and the Participant will not be entitled to any bonus payments with respect to such Award if the Participant ceases to be employed by the Corporation or one of its Subsidiaries for any reason prior to the date the bonus payments under the 2015 STIP are paid to Participants.

10.                               Recoupment of Bonuses

Any payment of an Objective Bonus, Discretionary Bonus or Aggregate Bonus under this 2015 STIP is subject to recoupment pursuant to the Corporation’s Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments as in effect from time to time, or as otherwise be required by law and a Participant shall promptly make any reimbursement requested by the Board of Directors or the Committee pursuant to such policy with respect to any such bonuses.  Further, each Participant shall agree, by accepting an Award under the 2015 STIP and executing an Award Agreement, that the Corporation and/or any of its affiliates may deduct from any amounts it may owe the Participant from time to time (such as wages or other compensation) any and all amounts the Participant is required to reimburse the Corporation pursuant to such policy with respect to the Award.

EXHIBIT A

2015 STIP

PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

A.            PERFORMANCE TARGETS FOR OBJECTIVE BONUSES

Performance	Performance Targets
Measure	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	80% Budget	100% Budget	120% Budget

Adjusted EPS - Regulated Utilities (RU)	80% Budget	100% Budget	120% Budget

Adjusted EPS - ASUS	80% Budget	100% Budget	130% Budget

Customer Complaints - RU	< 0.30%	< 0.275%	< 0.25%

Customer Complaint Standards - RU	Rate of Complaints to the CAB < 0.06%	Rate of Complaints to the CAB < 0.03%	Rate of Complaints to the CAB < 0.02%

Capital Expenditures - RU	> $75 million	> $85 million	> $95 million

Supplier Diversity Utilization - RU	> 18.0%	> 21.5%	> 25.0%

OSHA Recordable Work Incidents — RU	33	27	21

SOX Deficiencies - RU	No MW, No SD & No more than 9 CDs	No MW, No SD & No more than 6 CDs	No MW, No SD & No more than 3 CDs

SOX Deficiencies - ASUS	No MW, No SD & No more than 3 CDs	No MW, No SD & No more than 2 CDs	No MW, No SD & No more than 1 CD

Economic Value of Redeterminations - ASUS	> $456,200	>$584,200	> $998,400

Construction Revenues - ASUS	90% of Budget	100% of Budget	120% of Budget

Satisfaction of Customers - Small Business Utilization (SBU) - ASUS	75%	80%	80% and 2% in Hub (1) zone

Catalog Pricing - ASUS	Modification for 1 subsidiary	Modification for 2 subsidiaries	Modification for 3 subsidiaries

Performance	Performance Targets
Measure	Threshold	Target	Maximum
G&A Rate — ASUS	> 88% of amount filed	> 94% of amount filed	> 100% of amount filed

Direct Construction Margin - ASUS	> Budget less 175 basis points	> Budget plus 25 basis points	> Budget plus 325 basis points

(1) HUB Zone — Historically Underutilized Business Zone

B.            PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - GSWC ADMINISTRATIVE AND GENERAL OFFICERS

Performance	Payout Percentage
Measure	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated (1)	10.0%	20.0%	30.0%
Adjusted EPS - Regulated Utilities (RU) (2)	11.5%	20.0%	27.0%
Adjusted EPS - ASUS	5.0%	10.0%	20.0%
Customer Complaints - RU	1.5%	5.0%	7.0%
Customer Complaint Standards - RU	1.5%	5.0%	7.0%
Capital Expenditures - RU	4.0%	10.0%	15.0%
SOX Deficiencies - RU	2.0%	5.0%	7.0%
SOX Deficiencies - ASUS	2.0%	5.0%	7.0%
Objective Bonus Total	37.5%	80.0%	120.0%
Individual Performance Measure (Discretionary Bonus)	12.5%	20.0%	35.0%
Aggregate Bonus	50.0%	100.0%	155.0%

(1)         For the Adjusted EPS-AWR Consolidated performance measure, the payout may be reduced, at the sole discretion of the Compensation Committee, based upon adverse information concerning the actions of an officer obtained by the Company in the procurement audit being conducted by the CPUC.

(2)         For the Adjusted EPS-Regulated Utilities (RU) performance measure, the payout may be reduced, at the sole discretion of the Compensation Committee, based upon adverse information concerning the actions of an officer obtained by the Company in the procurement audit being conducted by the CPUC.

C.            PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - GSWC OPERATIONS OFFICERS

Performance	Payout Percentage
Measure	Threshold	Target	Maximum
Adjusted EPS - Regulated Utilities (RU) (1)	20.0%	40.0%	60.0%
Customer Complaints - RU	2.0%	5.0%	7.0%
Customer Complaint Standards - RU	2.0%	5.0%	7.0%
Capital Expenditures - RU	7.5%	15.0%	20.0%
Supplier Diversity Utilization - RU	2.0%	5.0%	7.0%
OSHA Recordable Work Incidents - RU	2.0%	5.0%	7.0%
SOX Deficiencies - RU	2.0%	5.0%	7.0%
Objective Bonus Total	37.5%	80.0%	115.0%
Individual Performance Measure (Discretionary Bonus)	12.5%	20.0%	35.0%
Aggregate Bonus	50.0%	100.0%	150.0%

(1)         For the Adjusted EPS-Regulated Utilities (RU) performance measure, the payout may be reduced, at the sole discretion of the Compensation Committee, based upon adverse information concerning the actions of an officer obtained by the Company in the procurement audit being conducted by the CPUC.

D.            PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - ASUS

Performance	Payout Percentage
Measure	Threshold	Target	Maximum
Adjusted EPS - ASUS	17.5%	40.0%	70.0%
SOX Deficiencies - ASUS	2.5%	5.0%	7.5%
Economic Value —of Redeterminations - ASUS	2.5%	5.0%	7.5%
Construction Revenues - ASUS	5.0%	10.0%	17.0%
Satisfaction of Customers (SBU) - ASUS	1.5%	3.0%	4.5%
Catalog Pricing - ASUS	2.5%	5.0%	7.5%
G&A Rate - ASUS	1.0%	2.0%	4.0%
Direct Construction Margin	5.0%	10.0%	17.0%
Objective Bonus Total	37.5%	80.0%	135.0%
Individual Performance Measure (Discretionary Bonus)	12.5%	20.0%	35.0%
Aggregate Bonus	50.0%	100.0%	170.0%